Exhibit 99.2

COOPERATION AGREEMENT

This Cooperation Agreement, dated as of February 14, 2023 (this “Agreement”), is by and among Sylvamo Corporation (the “Company”) and the persons and entities set forth on Schedule A hereto (the “Atlas Group,” and, for clarity and as applicable, including each member thereof acting individually).

RECITALS

WHEREAS, the Company and the Atlas Group have determined to come to an agreement with respect to certain matters relating to the composition of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Board Appointment and Related Agreements.

(a) Board Appointment.

(i) Promptly following the execution of this Agreement, the Company shall take all necessary actions to appoint Mark Wilde and Karl Meyers (each, a “New Director” and, collectively, the “New Directors”) as directors of the Company, in each case, effective as of March 1, 2023.

(ii) Concurrent with each New Director’s appointment to the Board, each of the New Directors will execute and deliver an irrevocable letter of resignation in the form attached hereto as Exhibit A (the “Irrevocable Letter of Resignation”). In the event the Atlas Group becomes aware that it fails to maintain the 10% Ownership Level at any time after the date of this Agreement, if there are two New Directors then serving on the Board, then the Atlas Group shall, within two Business Days, designate in writing to the Company one New Director to immediately resign from the Board and whose Irrevocable Letter of Resignation shall immediately become effective such that there is only one remaining New Director on the Board. In the event the Atlas Group becomes aware that it fails to maintain the 5% Ownership Threshold at any time after the date of this Agreement, the remaining New Director’s Irrevocable Letter of Resignation shall immediately become effective such that neither New Director will continue to serve on the Board.

(iii) Effective upon each New Director’s appointment to the Board, or as promptly as practicable thereafter, the Company shall cause one of the New Directors to be appointed to two standing committees of the Board and the other New Director to be appointed to one standing committee of the Board; provided, however, at least one of the New Directors will be appointed to the Management Development and Compensation Committee and at least one of the New Directors will be appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). During the Cooperation Period, the Company agrees that the Board will not establish or maintain any new committee without at least one New Director being appointed as a member of such committee; provided, however, that neither the Company nor the Board shall be required to appoint any of the New Directors to any special committee of the Board formed solely for the purposes of addressing matters relating to the Atlas Group. The Company represents and warrants that, as of the date of this Agreement, the only committees of the Board are the Audit Committee, the Management Development and Compensation Committee and the Nominating Committee.

(iv) At all times while serving as a member of the Board (and as a condition to such service), the New Directors shall comply with all policies, codes and guidelines applicable to Board members generally.

(b) New Directors Nomination. As long as the Atlas Group is not in material breach of this Agreement (and such material breach has not been cured within ten days after written notice has been delivered by the Company to the Atlas Group of such material breach), the Company’s slate of nominees for the election of directors at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) shall include the New Directors as nominees. As long as the Atlas Group is not in material breach of this Agreement (and such material breach has not been cured within ten days after written notice has been delivered by the Company to the Atlas Group of such material breach), the Company will recommend that the Company’s stockholders vote in favor of the election of the New Directors at the 2023 Annual Meeting and will support the New Directors for election in a manner consistent with, and no less rigorous or favorable than, its support for the other nominees of the Company.

(c) Replacement Director.

(i) Following the date of this Agreement, if any of the New Directors is unable or unwilling to serve as a director or resigns as a director, then the Atlas Group shall, as long as the Atlas Group is not in material breach of this Agreement (and such material breach has not been cured within ten days after written notice has been delivered by the Company to the Atlas Group of such material breach), have the ability within 30 days of such New Director’s departure from the Board to recommend a substitute person to replace the applicable New Director in accordance with, and subject to, this Section 1(c).

(ii) Except as otherwise specified in this Agreement, if a replacement Director (a “Replacement Director”) is appointed to the Board pursuant to this Section 1.1(c), all references in this Agreement to the term “New Director” or “New Directors” will include such Replacement Director, as applicable.

(iii) The appointment of any Replacement Director shall be subject to (A) the execution and delivery by such Replacement Director of (x) a fully completed copy of the Company’s standard director and officer questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of new Board members, (y) a written acknowledgment that such Replacement Director agrees to be bound by all agreements, policies, codes and guidelines applicable to non-employee directors of the Company, subject to the terms of this Agreement, and (z) the Replacement Director Irrevocable Letter of Resignation in the form attached as Exhibit B hereto, (B) such Replacement Director satisfying the Director Criteria and (C) the Board determining in good faith such Replacement Director to be reasonably acceptable (such determination not to be unreasonably withheld, conditioned or delayed).

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(iv) The Nominating Committee, acting reasonably and in good faith, shall make its determination and recommendation regarding whether any candidate for Replacement Director so qualifies pursuant to clauses (B) and (C) of Section 1(c)(iii) within five Business Days after such candidate has submitted to the Company the documentation required by Section 1(c)(iii)(A)(x) and, if such candidate does not qualify, shall provide the Atlas Group with a written response detailing the reasons for such determination. If the Nominating Committee does not accept a substitute person recommended by the Atlas Group as a Replacement Director, then the Atlas Group will have the right to recommend additional substitute person(s) whose appointment will be subject to the Nominating Committee recommending such person in accordance with the procedures described in this Section 1(c). No later than five Business Days following the recommendation of a candidate for Replacement Director by the Nominating Committee, the Board shall take (or cause to be taken) such actions as are necessary and appropriate to appoint the Replacement Director to serve as a director of the Company for the remainder of the New Director’s term; provided, that if the Board does not approve and appoint such candidate for Replacement Director to the Board, the Parties shall continue to follow the procedures described in this Section 1(c)(iv) until a Replacement Director is approved and appointed to the Board.

(v) If at any time following the date of this Agreement, the Atlas Group’s aggregate Beneficial Ownership is less than 10% of the Company’s then issued and outstanding Voting Securities (the “10% Ownership Level”), then the Atlas Group shall lose its rights under this Section 1.1(c) to recommend or appoint a Replacement Director with respect to one of the two New Directors. If at any time following the date of this Agreement, the Atlas Group’s aggregate Beneficial Ownership is less than 5% of the Company’s then issued and outstanding Voting Securities (the “5% Ownership Level”), then the Atlas Group shall have no further rights under this Section 1.1(c) to recommend or appoint any Replacement Directors.

(d) Additional Agreements.

(i) The Atlas Group agrees (A) to cause its controlled Affiliates and Representatives to comply with the terms of this Agreement and (B) that it shall be responsible for any breach of this Agreement by any such controlled Affiliate or Representative. A breach of this Agreement by a controlled Affiliate or Representative of any member of the Atlas Group, if such controlled Affiliate or Representative is not a party hereto, shall be deemed to occur if such controlled Affiliate or Representative engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Representative were a party hereto to the same extent as the Atlas Group.

(ii) During the Cooperation Period and as long as the New Directors are included on the slate of directors recommended by the Board in accordance with the terms of this Agreement, the Atlas Group agrees that it shall, and shall cause each of its Affiliates to, appear in person or by proxy at each annual or special meeting of the stockholders of the Company (each, a “Stockholder Meeting”) and vote all Voting Securities beneficially owned, directly or indirectly,

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by the Atlas Group or such Affiliate (or which the Atlas Group or such Affiliate has the right or ability to vote) at such meeting (A) in favor of the slate of directors recommended by the Board, (B) against the election of any nominee for director not approved, recommended and nominated by the Board for election at any such meeting and (C) in accordance with the Board’s recommendation with respect to any other matter presented at such meeting; provided, that the Atlas Group shall be permitted to vote in its sole discretion with respect to any proposals relating to an Extraordinary Transaction or the implementation of any takeover defenses that requires a vote of the Company’s stockholders.

(iii) During the Cooperation Period, the Atlas Group will notify the Company within two Business Days of such time as the Atlas Group becomes aware that it continuously Beneficially Owns less than the 5% Ownership Level or the 10% Ownership Level.

(iv) During the Cooperation Period, no member of the Atlas Group shall (and the Atlas Group shall cause its controlled Affiliates not to), directly or indirectly, (A) Transfer any shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), Beneficially Owned by the Atlas Group or any of its Affiliates to any Prohibited Transferee, or (B) consummate a Substantial Disposition or enter into any agreement or arrangement to consummate a Substantial Disposition, other than in the case of each of clauses (A) and (B), (x) through open market transactions where the identity of the purchaser is unknown to the Atlas Group or (y) pursuant to a tender or exchange offer or other Extraordinary Transaction; provided, that such restrictions shall not apply to the pledging of the Company’s Common Stock to a lender in connection with bona fide margin loans or the exercise of remedies in connection therewith. For the avoidance of doubt, no controlled Affiliate of the Atlas Group shall be a Prohibited Transferee, provided, however, that such controlled Affiliate (if not otherwise a Party) has delivered, prior to any Transfer, to the Company an executed joinder agreeing to be subject to the provisions of this Agreement as a member of the Atlas Group in the form attached hereto as Exhibit C (a “Joinder”).

(v) Notwithstanding anything herein to the contrary, the Company agrees that the Atlas Group and its Affiliates are permitted to Transfer all or any portion of the Common Stock and any Synthetic Position in any Voting Securities of the Company to any entity that is a controlled Affiliate of the Atlas Group that (if not otherwise a Party) has delivered, prior to any Transfer, to the Company a Joinder and that such Transfer will not constitute a breach of, or implicate any provision of, this Agreement or the Rights Agreement, dated April 22, 2022, by and between the Company and Computershare Trust Company, N.A. (as amended, amended and restated, supplemented, or replaced from time to time, the “Rights Agreement”). For the avoidance of doubt, no such Transfer will cause the Atlas Group to become an “Acquiring Person” under the Rights Agreement.

(vi) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement (including Section 2) shall limit or affect the voting rights of the Atlas Group or its Affiliates set forth in the proviso in Section 1(d)(ii).

Section 2. Standstill Agreement. During the Cooperation Period, the Atlas Group shall not, and it will cause each of its controlled Affiliates not to, directly or indirectly (including through any director, officer, employee, partner, member, manager, agent or other representative in each case acting on its behalf (each of the foregoing, a “Representative”) of the Atlas Group or any Affiliate of the Atlas Group), in any manner, alone or in concert with others (unless expressly permitted in writing by the Board):

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(a) (i) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining or forming a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise (the taking of any such action, an “Acquisition”), Beneficial Ownership of any equity securities of the Company (or any direct or indirect rights or options to acquire such ownership, including voting rights decoupled from the underlying Voting Securities), (ii) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase or otherwise, any interest in any indebtedness of the Company, (iii) acquire, cause to be acquired, or offer, seek or agree to acquire, ownership (including Beneficial Ownership) of any asset or business of the Company or any right or option to acquire any such asset or business from any person, in each case other than (x) securities of the Company or (y) in the ordinary course of the Company’s business, (iv) acquire, cause to be acquired, enter into any agreement with respect to or offer, seek or agree to acquire, whether by purchase or otherwise, any Synthetic Position, or (v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose to effect or participate in an Extraordinary Transaction; provided that, nothing in this Agreement shall prohibit any member of the Atlas Group from tendering into a tender or exchange offer available to all stockholders or transferring their shares of Common Stock pursuant to any Extraordinary Transaction with any person that is not a member of the Atlas Group;

(b) other than in accordance with this Agreement, (i) nominate, give notice of an intent to nominate, or recommend for nomination a person for election to the Board (other than pursuant to Section 1(c)) or take any action in respect of the removal of any director, (ii) knowingly seek or encourage any person to submit any nomination in furtherance of a “contested solicitation” with respect to, or take any other action in respect of, the election or removal of any director, (iii) submit, or knowingly seek or encourage the submission of, any stockholder proposal (pursuant to Rule 14a-8 or otherwise) for consideration at, or bring any other business before, any Stockholder Meeting, (iv) request, or knowingly initiate, encourage or participate in any request, to call a Stockholder Meeting, (v) seek to amend any provision of the Certificate of Incorporation, By-laws or other governing documents of the Company (each as may be amended from time to time) or (vi) take any action prohibited by clause (i) or (ii) with respect to any subsidiary of the Company;

(c) solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, advise, initiate, encourage or influence any person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter);

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(d) (i) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any Stockholder Meeting) or (ii) deposit or agree or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities (including a voting agreement or pooling arrangement), in each case other than (A) any such voting trust or arrangement solely for the purpose of delivering to the Company or its designee a proxy, consent, or other authority to vote in connection with a solicitation made by or on behalf of the Company or (B) customary brokerage accounts, margin accounts and prime brokerage accounts;

(e) knowingly encourage, advise or influence any person, or knowingly assist any person in so encouraging, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or authority to vote any Voting Securities or in conducting any referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign);

(f) form, join, knowingly encourage the formation of, or in any way knowingly participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (other than a group that includes all or some of the members of the Atlas Group or any of their Affiliates, but does not include any other entities or persons that are not members of the Atlas Group or Affiliates thereof; provided, however, that nothing herein shall limit the ability of an Affiliate of the Atlas Group to join such group following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement);

(g) publicly make, publicly advance or publicly disclose any request or proposal to amend, modify or waive any provision of this Agreement, or take any action challenging the validity or enforceability of any provision of or obligation arising under this Agreement (provided that nothing in this Agreement shall prevent any member of the Atlas Group from taking any action to enforce the provisions of this Agreement or making counterclaims with respect to any action initiated by or on behalf of the Company);

(h) make a request for a list of the Company’s stockholders or for any books and records of the Company whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise;

(i) take any action that would reasonably be expected to require the Atlas Group or the Company to make a public announcement or disclosure regarding the matters set forth in Section 2(a)(v); or

(j) enter into any discussion, negotiation, agreement, arrangement or understanding with any third party (other than another member of the Atlas Group, any Affiliate of the Atlas Group or any of their respective Representatives or any of their respective actual or potential financing sources or advisors as long as it would not reasonably be expected to require the Atlas Group to make a public announcement or disclosure and such activity does not directly or indirectly create any exclusivity, lock-up, dry-up or other similar agreement, arrangement or understanding with any such potential financing source) concerning the matters set forth in Section 2(a)(v) or knowingly encourage, assist, solicit, or seek to cause any person to undertake any action in violation of this Section 2.

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Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall not and shall not be deemed to (i) prohibit the Atlas Group or any of its Affiliates or Representatives from communicating privately with the Company’s directors, officers or Representatives, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any party; (ii) prohibit any New Director, in the exercise of his or her fiduciary duties in good faith and in his or her capacity as a director of the Company, from communicating privately with the Company’s directors, officers or Representatives, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any party; (iii) restrict any New Director in the exercise of his or her fiduciary duties in good faith and in his or her capacity a director of the Company; (iv) prevent the Atlas Group or its Affiliates or Representatives from taking any action necessary to comply with or as required by a Legal Requirement, provided that a breach by the Atlas Group of this Agreement is not the cause of the applicable Legal Requirement; or (v) prevent the Atlas Group or any of its Affiliates from, on or prior to the First Trigger Date, making a proposal relating to an Extraordinary Transaction or taking any other action relating thereto or in connection therewith (so long as such other action would not otherwise (x) be prohibited by Section 1(d)(ii) or Sections 2(b)-(h) of this Agreement or (y) be prohibited by Section 2(a)(i)-(iv) except to the extent part of a negotiated Extraordinary Transaction with the Company) if the Company (A) initiates a process to explore an Extraordinary Transaction, or (B) at the direction of or with the permission of the Board or the chair of the Board, engages in or otherwise participates in discussions or negotiations with a third party or its Representatives relating to or that could reasonably be expected to lead to an Extraordinary Transaction having entered into a confidentiality agreement with such third party (and the Company agrees that it shall notify the Atlas Group in writing promptly upon, and in any event within two Business Days of, taking any action described in clause (A) or (B)).

The restrictions in this Section 2 shall terminate automatically upon the earliest of (i) the expiration of the Cooperation Period; (ii) ten days’ prior written notice delivered by the Atlas Group to the Company following a material breach of this Agreement by the Company (including a failure to appoint or nominate the New Directors or Replacement Directors in accordance with Section 1) if such breach has not been cured within such notice period, provided that the Atlas Group is not then in material breach of this Agreement; (iii) (A) upon the announcement by the Company that it has entered into a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities or a sale of all or substantially all assets of the Company or (B) (x) upon the announcement by the Company that it has entered into a definitive agreement with respect to any Extraordinary Transaction that would not result in the acquisition by any person or group of more than 50% of the Voting Securities or a sale of all or substantially all assets of the Company and (y) the Atlas Group has (1) delivered to each New Director the notice referred to in clause (iv) of each Irrevocable Letter of Resignation and notified the Company in writing that it has delivered such notices and (2) irrevocably waived in writing its rights under Section 1(c)(i); and (iv) the commencement of any tender or exchange offer (by a Person other than the Atlas Group or its Affiliates) if (and only if) the Board does not, within ten Business Days of such commencement, recommend against acceptance of such tender or exchange offer, and which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities.

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Section 3. Representations and Warranties of All Parties. Each Party represents and warrants to the other Party that (a) such Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to applicable bankruptcy and similar laws relating to creditors’ rights and to general equity principles) and (c) this Agreement will not result in a material violation of any (i) term or condition of any agreement to which such person is a party or by which such Party may otherwise be bound or (ii) law, rule, license, regulation, judgment, order or decree governing or affecting such Party.

Section 4. Representations, Warranties and Covenants of the Atlas Group. The Atlas Group represents, warrants and covenants to the Company that (a) as of the date of this Agreement, the Atlas Group collectively Beneficially Owns and is entitled to vote an aggregate of 6,312,454 shares of Common Stock, (b) as of the date of this Agreement, Atlas has economic exposure through cash-settled swaps to an aggregate of 2,150,000 notional shares of Common Stock, (c) except as set forth in clauses (a) and (b) above, as of the date of this Agreement, the Atlas Group does not have a Synthetic Position, and (d) the Atlas Group is not, and during the Cooperation Period will not become, party to any agreement, arrangement or understanding (whether written or oral) with any New Director with respect to such person’s service as a director on the Board, including any such agreement, arrangement or understanding with respect to how such person should or would vote or act on any issue or question as a director.

Section 5. Press Release; Communications. Promptly following the execution of this Agreement, the Company shall issue a mutually agreeable press release in the form attached hereto as Exhibit D (the “Press Release”) announcing certain terms of this Agreement. Neither the Company nor the Atlas Group shall make or cause to be made, and the Company and the Atlas Group will cause their respective Affiliates not to make or cause to be made, any public announcement or statement with respect to the subject matter of this Agreement that is contrary to the statements made in the Press Release or the terms of this Agreement, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party. The Company acknowledges that the Atlas Group may file this Agreement as an exhibit to its Schedule 13D and any amendment thereof. The Company shall be given a reasonable opportunity to review and comment on any Schedule 13D filing made by the Atlas Group with respect to this Agreement, and the Atlas Group shall give reasonable consideration to any comments of the Company. The Atlas Group acknowledges and agrees that the Company may file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and other filings with the SEC. The Atlas Group shall be given a reasonable opportunity to review and comment on any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any comments of the Atlas Group.

Section 6. Registration Rights. The Company shall, as soon as reasonably practicable, but in any event within 30 days after the date of this Agreement, (a) enter into the registration rights side letter with the Atlas Group in the form attached hereto as Exhibit E (the “Registration Rights Side Letter”) and (b) file with the SEC a registration statement on Form S-3 (and if the Company is a well-known seasoned issuer as of the filing date, a Form S-3ASR, or if Form S-3 or Form S-3ASR is not then available to the Company, on such form of registration statement as is then available to effect a registration for sale of the Registrable Securities) (the “Shelf Registration Statement”) covering the public resale of the shares of Common Stock set forth on the Schedule 13D filed by the Atlas Group and certain affiliated entities on April 25, 2022 (the “Registrable Securities”) on a delayed or continuous basis and shall use its reasonable best efforts to cause such Shelf Registration

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Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the tenth day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to a Plan of Distribution that is mutually-agreeable between the Company and the Atlas Group; however, such Plan of Distribution shall not include any transactions through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or underwritten bought deals requiring active involvement of the Company. As soon as reasonably practicable following the effective date of a Shelf Registration Statement filed pursuant to this Section 6, but in any event within two Business Days of such date, the Company shall notify the Atlas Group of the effectiveness of any such Shelf Registration Statement. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf Registration Statement continuously effective, available for use to permit the Atlas Group to sell its Registrable Securities included therein and in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), until the later of (i) the date that is nine months following the expiration of the Cooperation Period (provided that in such case, the transfer restrictions with respect to Prohibited Transferees pursuant to Section 1(d)(iv) shall continue to apply for such nine-month period) and (ii) the third anniversary of the original effective date of the Shelf Registration Statement; provided, however, that the Company shall use commercially reasonable efforts to take such actions as may be necessary to remove any restrictive legend from the Registrable Securities as may be reasonably requested by the Atlas Group and upon delivery by the Atlas Group of a customary legal opinion, in a form reasonably acceptable to the Company, to the Company and its transfer agent. The Atlas Group agrees not to, without the Company’s prior written approval, effect, directly or indirectly, sales of Registrable Securities under the Shelf Registration Statement if the sale of such shares in any three-month period would exceed the greater of (A) the volume limitations under Rule 144 promulgated under the Securities Act, and (B) 5% of the outstanding shares of Common Stock, in each case, which shall be deemed to apply to the Registrable Securities until such time as there are no longer any Registrable Securities. In addition, the Atlas Group agrees to request that the loan or collateral agreements relating to any margin loan include a right of the Company to purchase the Registrable Securities in connection with the applicable lender’s exercise of remedies in respect of such Registrable Securities.

Section 7. Confidentiality.

(a) The Company hereby agrees that, during the Cooperation Period, the New Directors shall be permitted to and may provide confidential information (other than Competitively Sensitive Information), including discussions or matters considered in meetings of the Board or any Board committees, to the Atlas Group, subject to the terms of a confidentiality agreement set forth on Exhibit F attached hereto (the “Confidentiality Agreement”). After the expiration of the Cooperation Period, no New Director shall be permitted to share confidential information with the Atlas Group. At any time a New Director is on the Board, neither the Company nor the Board shall, during the Cooperation Period, adopt a policy inconsistent with this Section 7(a).

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(b) The Atlas Group acknowledges that it is aware, and will advise each member of the Atlas Group, its Affiliates or Representatives who receive confidential information pursuant to this Section 7, that United States securities laws prohibit any person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may trade securities on the basis of such information. During the Cooperation Period, the Company shall provide the Atlas Group with at least two Business Days advance written notice of each opening and expiration of each blackout period, and the Atlas Group shall not purchase or sell, directly or indirectly, any securities of the Company during any blackout periods applicable to all directors under the Company’s insider trading policy.

(c) For the avoidance of doubt, the Parties acknowledge and agree that the obligations of the Atlas Group and the New Directors under this Section 7 and the Confidentiality Agreement shall be in addition to, and not in lieu of, any confidentiality obligations of the New Directors under Delaware law and the applicable corporate governance policies of the Company (collectively, the “Governing Documents”); provided, that in the event of a conflict between the New Directors’ confidentiality obligations under the applicable Governing Documents and those in the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control. The Company agrees that during the Cooperation Period, any changes to the Governing Documents will be adopted in good faith and not for the purpose of undermining or conflicting with the agreements or arrangements contemplated hereby.

Section 8. Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Cooperation Period, neither it nor any of its respective Affiliates shall in any way disparage, comment negatively upon, slander, criticize, attempt to discredit, make derogatory statements with respect to, call into disrepute, defame, make or cause to be made any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (or causes to be disparaged) the other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current or former officer of a Party or a Party’s subsidiaries), directors (including any current or former director of a Party or a Party’s subsidiaries), stockholders, or Representatives, in each case in their capacities as such. Nothing in this Section 8 will (a) prevent either the Company or the Atlas Group or any of their respective Affiliates from complying with their respective disclosure obligations under any law, legal process, subpoena, the rules of any stock exchange or any legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought (collectively, a “Legal Requirement”), (b) apply to any private communications between the Atlas Group, its Affiliates and their respective Representatives, on the one hand, and the directors or officers of the Company, on the other hand, or (c) be deemed to prevent the Parties or any of their respective Affiliates from bringing litigation to enforce the provisions of this Agreement or making counterclaims with respect to any proceeding initiated by or on behalf of a Party or its Affiliates or any of their respective Representatives.

Section 9. Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

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If to the Company:

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Attention: Matthew Barron, Senior Vice President, General Counsel

E-mail: **********@sylvamo.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Sarkis Jebejian

Shaun J. Mathew

Steven Y. Li

E-mail: **********@kirkland.com

**********@kirkland.com

**********@kirkland.com

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Robert M. Hayward

E-mail: **********@kirkland.com

If to the Atlas Group:

c/o Atlas Holdings LLC

100 Northfield St.

Greenwich, CT 06830

Attention: Timothy Fazio

Michael O’Donnell

E-mail: **********@atlasholdingsllc.com

**********@atlasholdingsllc.com

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with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Steven A. Seidman

Mark A. Cognetti

Laura H. Acker

E-mail: **********@willkie.com

**********@willkie.com

**********@willkie.com

Section 10. Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Atlas Group in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 11. Mandatory Injunctive Relief. Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall be entitled to the remedies of injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.

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Section 12. Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Each Party agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

Section 14. No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.

Section 15. Entire Agreement; Amendments. This Agreement, including the exhibits and schedules attached hereto, the Registration Rights Side Letter and the Confidentiality Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may only be amended pursuant to a written agreement executed by each Party.

Section 16. Successors and Assigns. This Agreement may not be transferred or assigned by any Party without the prior written consent of the other Party. Any purported assignment without such consent is null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.

Section 17. No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other person.

Section 18. Interpretation and Construction. Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over any interpretation of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement, and (iii) the word “or” is not exclusive.

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Section 19. Certain Defined Terms. For purposes of this Agreement:

(a) “Activist Investor” means any person who is identified on the list delivered to the Atlas Group in connection with the execution of this Agreement, it being understood that the Company may update such list from time to time after the date of this Agreement to reflect updates to the list of activist investors maintained by Diligent/Activist Insight (or any successor thereto) by prior written notice to the Atlas Group delivered during a blackout period.

(b) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement.

(c) “Beneficial Ownership” means having the right or ability to vote, cause to be voted or control or direct the voting of any Voting Securities (in each case whether directly or indirectly, including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, that a person shall be deemed to have “Beneficial Ownership” of any Voting Securities that such person has a right, option or obligation to own, acquire or control or direct the voting of upon conversion, exercise, expiration, settlement or similar event (“Exercise”) under or pursuant to (i) any Derivative (whether such Derivative is subject to Exercise immediately or only after the passage of time or upon the satisfaction of one or more conditions) and (ii) any Synthetic Position that is required or permitted to be settled, in whole or in part, in Voting Securities. A person shall be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities that such person has Beneficial Ownership of.

(d) “Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) other day on which commercial banks in the State of New York are authorized or required to be closed by applicable law.

(e) “Company Competitor” means those competitors of the Company identified on Schedule I to this Agreement and any successor thereto or acquirer thereof.

(f) “Competitively Sensitive Information” means confidential, non-public information that reflects (i) details as to the Company’s current or future pricing, including pricing strategy; (ii) detailed sales by customer; (iii) detailed purchases by vendor; (iv) details of sales strategies or pricing plans (including per-product margins, discounts, rebates, and other price terms) or future product plans (including in relation to capacity adjustments or manufacturing adjustments); (v) detailed individual employee compensation and benefits; and (vi) material non-public information on trademarks, patents and research and development.

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(g) “Cooperation Period” means the period commencing with the execution of this Agreement and ending on the later of: (i) the First Trigger Date and (ii) five Business Days after the date on which (a) either no New Director is serving on the Board or the Atlas Group has delivered to each New Director the notice referred to in clause (iv) of each Irrevocable Letter of Resignation and notified the Company in writing that it has delivered such notices, and (b) the Atlas Group irrevocably waives in writing its rights under Section 1(c)(i) (the date on which clauses (a) and (b) are satisfied, the “Waiver Date”); provided, however, if the Company’s directors are subject to a blackout period at the expiration of the Cooperation Period, the Cooperation Period shall, solely for purposes of the restrictions set forth in Section 2(a) (and Sections 2(f), 2(g), 2(i) and 2(j) to the extent relating to Section 2(a)), be extended until the earlier of (x) the fifth Business Day following the closing of such blackout period and (y) 20 Business Days after the Waiver Date (provided, however, if such 20th Business Day falls during a regularly scheduled quarterly blackout period consistent with past practice that the Company had duly noticed to the Atlas Group pursuant to the terms of this Agreement, the Atlas Group shall not purchase or sell, directly or indirectly, any securities of the Company until the expiration of such blackout period).

(h) “Director Criteria” means that a person (i) qualifies as “independent” pursuant to SEC rules and regulations, applicable stock exchange listing standards and applicable corporate governance policies and (ii) unless approved in writing in advance by the Company, is not a current employee of Atlas Holdings LLC or any member of the Atlas Group or a management employee of a portfolio company that is Affiliated with Atlas Holdings LLC.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

(j) “Extraordinary Transaction” means any merger, consolidation, acquisition, tender or exchange offer, recapitalization, reorganization, liquidation, disposition of all or substantially all of the assets of the Company or other business combination or extraordinary transaction involving the Company or any of its subsidiaries, in each case, that requires a vote of stockholders of the Company or requires the tender by holders of a majority of the outstanding Common Stock.

(k) “First Trigger Date” means the date that is the earlier of (i) December 31, 2023 and (ii) 30 days prior to the deadline for the nomination of directors pursuant to the Company’s bylaws for the Company’s 2024 annual meeting of stockholders.

(l) “Party” means the Company and the Atlas Group, individually, and “Parties” means the Company and the Atlas Group, collectively.

(m) “Prohibited Transferee” means (a) any Company Competitor or (b) any Activist Investor.

(n) “SEC” means the U.S. Securities and Exchange Commission.

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(o) “Substantial Disposition” means any transaction or series of transactions pursuant to which the Atlas Group sells or agrees to sell, through swap or hedging transactions or otherwise, any Voting Securities or any voting rights decoupled from the underlying Voting Securities held by the Atlas Group or by any Affiliate of the Atlas Group constituting 5% or more of the then-outstanding Voting Securities to any person.

(p) “Synthetic Position” means any option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (x) it conveys any voting rights in such Voting Securities to any person, (y) it is required to be or capable of being settled, in whole or in part, in Voting Securities, or (z) any person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

(q) “Transfer” means, in any single transaction or series of related transactions, to sell, assign, pledge, hypothecate or otherwise transfer (or enter into any contract or other obligation regarding the future sale, assignment, pledge or transfer of) Beneficial Ownership.

(r) “Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

SYLVAMO CORPORATION

By:	/s/ Matthew L. Barron
Name: Matthew L. Barron
Title: Senior Vice President and General Counsel

IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

ATLAS FRM LLC

By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

ACR GROUP PAPER HOLDINGS LP

By: Atlas Capital GP IV LP, its general partner

By: Atlas Capital Resources GP IV LLC, its general partner

By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL GP IV LP

By: Atlas Capital Resources GP IV LLC, its general partner

By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL RESOURCES GP IV LLC

By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

LAPETUS CAPITAL III LLC

By:	/s/ Timothy J. Fazio
Name:Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL RESOURCES III LP

By: Atlas Capital GP III LP, its general partner

By: Atlas Capital Resources GP III LLC, its general partner

By:	/s/ Timothy J. Fazio
Name:Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL GP III LP

By: Atlas Capital Resources GP III LLC, its general partner

By:	/s/ Timothy J. Fazio
Name:Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL RESOURCES GP III LLC

By:	/s/ Timothy J. Fazio
Name:Timothy J. Fazio
Title: Managing Partner

SCHEDULE A

1.	Atlas FRM LLC

2.	ACR Group Paper Holdings LP

3.	Atlas Capital GP IV LP

4.	Atlas Capital Resources GP IV LLC

5.	Lapetus Capital III LLC

6.	Atlas Capital Resources III LP

7.	Atlas Capital GP III LP

8.	Atlas Capital Resources GP III LLC

EXHIBIT A

FORM OF

IRREVOCABLE LETTER OF RESIGNATION

February     , 2023

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Cooperation Agreement (the “Agreement”), dated as of February 14, 2023, by and between Sylvamo Corporation (the “Company”) and the Atlas Group (as such term is defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective upon, and subject to, such time as (i) the Atlas Group fails to maintain at any time after the date of this Agreement (A) the 10% Ownership Level in the event, at that time, the Atlas Group designates me to resign or (B) the 5% Ownership Level, as applicable, (ii) I fail to satisfy prong (ii) of the definition of Director Criteria, (iii) the date of the annual Stockholder Meeting in which I am not included in the slate of directors recommended by the Board or (iv) the Atlas Group designates in writing to me that I resign, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

[•] Director

EXHIBIT B

FORM OF

REPLACEMENT DIRECTOR IRREVOCABLE LETTER OF RESIGNATION

[Date]

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Cooperation Agreement (the “Agreement”), dated as of February 14, 2023, by and between Sylvamo Corporation (the “Company”) and the Atlas Group (as such term is defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective upon, and subject to, such time as (i) the Atlas Group fails to maintain at any time after the date of this Agreement (A) the 10% Ownership Level in the event, at that time, the Atlas Group designates me to resign or (B) the 5% Ownership Level, as applicable, (ii) I fail to satisfy prong (ii) of the definition of Director Criteria, (iii) the date of the annual Stockholder Meeting in which I am not included in the slate of directors recommended by the Board or (iv) the Atlas Group designates in writing to me that I resign, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

[•]
Director

EXHIBIT E

FORM OF REGISTRATION RIGHTS SIDE LETTER

REGISTRATION RIGHTS SIDE LETTER

This Registration Rights Side Letter (this “Agreement”) is made as of February 14, 2023, by and among Sylvamo Corporation (the “Company”) and the entities listed on the signature pages hereto (together with any controlled Affiliate to which Registrable Securities are permissibly Transferred in accordance with Section 1(d)(v) of the Cooperation Agreement, collectively, the “Atlas Group”).

RECITALS

WHEREAS, the Company and the Atlas Group are party to that certain Cooperation Agreement, dated as of the date hereof (the “Cooperation Agreement”), pursuant to which, among other things, the Company agreed to provide the Atlas Group certain limited rights with respect to the registration and sale of the shares of Common Stock set forth on the Schedule 13D filed by the Atlas Group and certain affiliated entities on April 25, 2022 (the “Registrable Securities”); and

WHEREAS, concurrently with the execution of the Cooperation Agreement, the Company has agreed to enter into this Agreement which addresses further the obligations of the Company and the Atlas Group pursuant to Section 6 of the Cooperation Agreement. Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in the Cooperation Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Indemnification.

(a) To the extent permitted by applicable law, the Company will indemnify and hold harmless each Covered Person against any Losses to which they may become subject under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws, insofar as any such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement of a material fact contained in or incorporated by reference in the Shelf Registration Statement under which such Registrable Securities were registered or any amendments or supplements thereto or any document incorporated by reference therein; (ii) any omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities laws; and the Company will reimburse each Covered Person for any legal expenses or other out-of-pocket expenses reasonably incurred by any such Covered Person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such Loss to the extent that it arises out of or is based upon (x) a Violation that occurs in reliance upon and in conformity with any information furnished to the Company in writing by the Atlas Group expressly for use in the Shelf Registration Statement (the “Atlas Information”) or (y) offers, sales or transfers of Registrable Securities in violation or contravention of the provisions of the Cooperation Agreement, the Shelf Registration Statement or applicable law; provided further, however, that the foregoing indemnity shall not inure to the benefit of the Atlas Group or its Affiliates to the extent that any such Loss arises out of an untrue statement or omission in the Shelf Registration Statement or prospectus relating to Registrable Securities, if a copy of the prospectus (as then amended or supplemented) that would have cured the defect giving rise to such Loss was furnished to the applicable Covered Person at least two (2) days prior to the written confirmation of the sale of the Registrable Securities to such person and, if required by law to have been delivered, a copy of such prospectus (as amended and supplemented) was not delivered by or on behalf of such Covered Person to such person purchasing Registrable Securities at or prior to the written confirmation of the resale of such Registrable Securities to such person.

(b) To the extent permitted by applicable law, each of the entities composing the Atlas Group who are named in the Shelf Registration Statement as a selling stockholder will, acting severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who signed the Shelf Registration Statement, its employees, its agents and its representatives against any Losses to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as any such Loss arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and conformity with the Atlas Information (whether as a result of information furnished or not furnished (in the case of an omission)); and each such entity composing the Atlas Group will reimburse any person intended to be indemnified pursuant to this Section 1(b) for any legal or other out-of-pocket expenses reasonably incurred by such person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity and reimbursement obligations shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of each such entity composing the Atlas Group (which consent shall not be unreasonably withheld); provided, further, that the foregoing indemnity and reimbursement obligations shall be individual and several to each of the entities composing the Atlas Group.

(c) Promptly after receipt by an indemnified party under this Section 1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right, exercisable by giving written notice to such indemnified party promptly after the receipt of such written notice, at the indemnifying party’s expense, to participate in and, to the extent the indemnifying party so desires and so states in its written notice, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by such indemnifying party in its sole discretion; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to participate in the defense of any such action and to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or there may be legal defenses available to such indemnified party that are inconsistent with those available to the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its obligations under this Section 1 only to the extent, if at all, that it is materially prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Section 1. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party (not to be unreasonably withheld) if the entry of any judgment or settlement involves the imposition of equitable remedies or the imposition of any material obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 1 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss or expense, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such Loss or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) as determined by a court of final appeal will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation as determined by a court of final appeal.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the registration and sale of any securities by any person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

Section 2. Miscellaneous.

(a) Opportunity to Review. The Company agrees not to submit or file the Shelf Registration Statement or any amendment thereto with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any entity in the Atlas Group by name, or otherwise identifies such entity as the holder of any securities of the Company, without the consent of the Atlas Group, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation.

(b) Further Assurances. The Parties agree to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other Parties to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement. In connection with any underwritten public offering by the Company, and if the Shelf Registration Statement remains on file and effective and the Company is then obligated under the Cooperation Agreement to keep such Shelf Registration Statement effective, no more than one time in any 12-month period, Atlas Group will enter into a customary lock-up, holdback or similar agreements reasonably requested by the underwriter(s) managing such offering and consistent with such agreements entered into by directors or executive officers of the Company; provided, that such agreement shall not have a lock-up or similar restrictive period longer than 90 days; provided further that the period for which the Company is required to keep the Shelf Registration Statement effective under clause (i) of the fourth sentence of Section 6 of the Cooperation Agreement (and, for the avoidance of doubt, the corresponding period referred to in the parenthetical in such clause) shall be extended by the number of days that the Atlas Group is subject to such lock-up, holdback or similar agreement. The Company agrees to as promptly as practicable provide advance notice to, and cooperate with, Atlas Group regarding any request by the underwriter(s) for a lock-up, holdback or similar agreement.

(c) Offerings of Registrable Securities. In connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) provide or cause to be provided to its transfer agent, such reasonable and customary confirmation, instructions and/or instruments as required by the transfer agent to effect such sale so long as the Atlas Group provides, or causes to be provided, to the Company and/or the transfer agent any reasonable and customary legal opinions, certificates and/or other documentation as reasonably requested by the Company and/or the transfer agent and (ii) provide, at the request of the holder of such Registrable Securities or its representatives, confirmation (in writing if requested) to the Atlas Group, its agents, brokers and/or representatives, that there is not then existing a blackout period applicable to all directors under the Company’s insider trading policy. The Atlas Group has no right to demand or cause the Company to assist in any way or otherwise facilitate an underwritten offering of the Registrable Securities (including in an underwritten block trade or through an underwritten bought deal).

(d) Expenses of Registration. The Company shall only bear reasonable expenses incurred in connection with the Shelf Registration Statement described herein, including all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company. Subject to Section 1(a), the Company shall bear no additional fees or expenses in connection with the Shelf Registration Statement and any of the Atlas Group’s resale activities thereunder.

(e) Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Attention: Matthew Barron, Senior Vice President, General Counsel

E-mail: *********@sylvamo.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Sarkis Jebejian

Shaun J. Mathew

Steven Y. Li

E-mail: *********@kirkland.com

*********@kirkland.com

*********@kirkland.com

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Robert M. Hayward

E-mail: *********@kirkland.com

If to the Atlas Group:

c/o Atlas Holdings LLC

100 Northfield St.

Greenwich, CT 06830

Attention: Timothy Fazio

Michael O’Donnell

E-mail: *********@atlasholdingsllc.com

*********@atlasholdingsllc.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Steven A. Seidman

Mark A. Cognetti

Laura H. Acker

E-mail: **********@willkie.com

**********@willkie.com

**********@willkie.com

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Each Party agrees to use its commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(g) Entire Agreement; Amendment; Waiver. This Agreement and the Cooperation Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof. The Parties agree that this Agreement shall become effective concurrently with the Cooperation Agreement. Notwithstanding the foregoing, to the extent that the provisions herein conflict with the Cooperation Agreement, the provisions in the Cooperation Agreement shall control. Any term of this Agreement may be amended only with the written consent of the Parties. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party so waiving such term. Any amendment or waiver effected in accordance with this Section 2(g) shall be binding upon the Company and the Atlas Group.

(g) Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder shall inure to the benefit of, and be binding upon, the successors or assigns, of the Parties; provided, however, that the rights of the Atlas Group set forth in this Agreement may be not be transferred or assigned without the Company’s prior written consent. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as explicitly provided in this Agreement. The rights relating to the Registrable Securities may not be transferred or assigned without the Company’s consent.

(h) Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(i) Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Atlas Group in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(j) Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other person.

(k) Interpretation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement, and (iii) the word “or” is not exclusive.

(l) Certain Defined Terms. For purposes of this Agreement:

“Covered Person” means (i) each of the entities composing the Atlas Group and their Affiliates, (ii) each person who is or might be deemed to be a controlling person of any entity described in clause (i) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) with respect to all persons described in clauses (i) and (ii), their respective direct and indirect general and limited partners, officers, directors, managers, members, employees, brokers, agents, and representatives.

“Loss” means losses, claims, damages, liabilities (whether joint or several), costs (including reasonable attorneys’ fees), expenses, judgments, fines, penalties, charges and amounts paid in settlement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

SYLVAMO CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Side Letter]

IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

ATLAS FRM LLC

By:
Name:
Title:

ACR GROUP PAPER HOLDINGS LP

By:	Atlas Capital GP IV LP, its general partner

By:	Atlas Capital Resources GP IV LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL GP IV LP

By: Atlas Capital Resources GP IV LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL RESOURCES GP IV LLC

By:
Name:
Title:

LAPETUS CAPITAL III LLC

By:
Name:
Title:

[Signature Page to Registration Rights Side Letter]

ATLAS CAPITAL RESOURCES III LP

By: Atlas Capital GP III LP, its general partner

By: Atlas Capital Resources GP III LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL GP III LP

By: Atlas Capital Resources GP III LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL RESOURCES GP III LLC

By:
Name:
Title:

[Signature Page to Registration Rights Side Letter]

EXHIBIT F

FORM OF CONFIDENTIALITY AGREEMENT

February 14, 2023

Atlas FRM LLC d/b/a Atlas Holdings LLC

100 Northfield Street

Greenwich, CT 06830

Attention: Timothy Fazio, Michael O’Donnell

Dear Messrs. Fazio and O’Donnell:

Reference is made to the Cooperation Agreement (the “Cooperation Agreement”), dated as of February 14, 2023, by and among Sylvamo Corporation (together with its subsidiaries “Sylvamo” or the “Company”) and Atlas FRM LLC, ACR Group Paper Holdings LP, Atlas Capital GP IV LP, Atlas Capital Resources GP IV LLC, Lapetus Capital III LLC, Atlas Capital Resources III LP, Atlas Capital GP III LP, and Atlas Capital Resources GP III LLC (each an “Investor”, and collectively the “Investors”). Each of the Company and the Investors may be referred to in this Agreement as a “Party”, and collectively the “Parties”. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Cooperation Agreement.

In connection with the election and appointment of the New Directors to the Board of the Company, such New Directors may Receive (as defined below) in the course of his or her service as a director of the Company, certain nonpublic, confidential and/or proprietary information concerning the Company, referred to herein as Confidential Information (as defined below), and in connection with such service, each such New Director desires to provide to or discuss with the Investors and their Representatives (as defined below) portions of the Confidential Information, subject to the terms hereof. As a condition to entering into the Cooperation Agreement and to the Company’s willingness to permit each such New Director to share Confidential Information with the Investors and their Representatives, the Investors agree that all Confidential Information that is Received by it or its Representatives shall be treated in accordance with this Confidentiality Agreement (this “Agreement”).

1. Certain Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by, or under common Control with such Person, where “Control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. It is agreed that any business entity of which any New Director is a member of the board of directors (or similar governing body) shall not be deemed to be an “Affiliate” of the Investors or their Affiliates solely due to such relationship.

(b) “Competitively Sensitive Information” means confidential, non-public information that reflects (i) details as to the Company’s current or future pricing, including pricing strategy; (ii) detailed sales by customer; (iii) detailed purchases by vendor; (iv) details of sales strategies or pricing plans (including per-product margins, discounts, rebates, and other price terms) or future product plans (including in relation to capacity adjustments or manufacturing adjustments); (v) detailed individual employee compensation and benefits; and (vi) material non-public information on trademarks, patents and research and development.

(c) “Confidential Information” means all information, data, documents, agreements, files and other materials, as well as the views, opinions, plans or strategy of the Board (collectively, “Information”), concerning the Company or any of its subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form, which is made available to the Investors or their Representatives by or on behalf of any of the New Directors, after the date hereof, to the extent that such Information was Received by any such New Director in his or her capacity as a director of the Company (“Primary Information”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations, reports, forecasts, samples and other writings or documents relating to or based upon Primary Information prepared by the Investors or their Representatives. Notwithstanding the foregoing, the term “Confidential Information” shall not include information that the Investors can reasonably demonstrate (i) was in the possession of the Investors prior to receipt from any such New Director; (ii) was or is independently developed by the Investors or a New Director without use of Confidential Information; (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure by the Investors prohibited by this Agreement (provided that any disclosure by the Investors to which the Company consents in advance shall be deemed to not be prohibited by this Agreement); (iv) becomes available to the Investors or their Representatives on a non-confidential basis from a source other than the Company or any of its Representatives and such source is not, to the knowledge of the Investors following reasonable inquiry, (1) under any obligation to the Company or any of its Representatives to keep such information confidential or (2) otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation; or (v) is disclosed as provided in Section 2(b).

(d) “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

(e) “Receive” means all information that is provided to a New Director or to the Investor or its, his, her or their Representatives as a result of or in the course of the New Director’s service as a director of the Company.

(f) “Representatives” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, partners, members, managers, agents or other representatives in each case acting on its behalf.

Notwithstanding any other provision of this Agreement, neither the term “Representative” nor the term “Affiliate”, when used with respect to the Investors, shall include any of the Investors’ or any of their Affiliates’ operating or portfolio companies or affiliated investment funds that do not receive Confidential Information from the Investors. The Company acknowledges that the Investors’ or their respective Affiliates’ members, partners, directors, officers, employees or the like may serve as directors of the Investors’ or their Affiliates’ operating companies or portfolio

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companies of investment funds managed by the Investors or an Affiliate thereof, and the Company agrees that such operating or portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such operating or portfolio company; provided, that (i) such individual has not provided such operating or portfolio company or any other board member or any officer, employee or other representative of such operating or portfolio company with Confidential Information and (ii) such operating or portfolio company does not in any way use such Confidential Information or otherwise act at the direction of or with encouragement from the Investors or their Representatives with respect to any matters contemplated hereby.

2. Confidentiality and Use of Confidential Information.

(a) Confidentiality of Confidential Information. Subject to the terms and conditions hereof, during the Cooperation Period, each New Director may share and discuss Confidential Information (other than Competitively Sensitive Information) with the Investors. The Investors agree, and agree to cause their Representatives, to keep all Confidential Information strictly confidential and not disclose Confidential Information to any Person other than those of their Representatives who need to know such Confidential Information to assist an Investor for the purpose of advising on its investment in the Company or as otherwise permitted by this Agreement; provided, however, that with respect to any such disclosure of Confidential Information, the Investors shall furnish to such Representative only that portion of the Confidential Information necessary for the purpose of advising on its investment in the Company or as otherwise permitted by this Agreement. Before providing access to Confidential Information to any Representative, the Investor shall inform such Representative of the contents of this Agreement and the confidentiality of the Confidential Information, and shall advise such Representative that, by accepting possession of or access to such information, such Representative is agreeing to be bound by this Agreement. The Investors shall instruct their Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of their Representatives.

(b) Compulsory Disclosure of Confidential Information. If an Investor or any of its Representatives is legally required in any judicial or administrative proceeding, or by any governmental or regulatory authority (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), or is otherwise legally required pursuant to applicable law or regulation (in each case if and as determined based on advice of counsel), to disclose any Confidential Information, such Investor shall (to the extent permissible under applicable law or the terms of such demand or request) give the Company prompt notice of such request or requirement so that the Company may, at the Company’s sole expense, seek an appropriate protective order, and, upon the Company’s request and at the Company’s sole expense, shall provide reasonable cooperation to the Company in seeking such an order. If such Investor is nonetheless compelled to disclose Confidential Information, such Investor (or such Representative of such Investor to whom such request is directed) will furnish only that portion of the Confidential Information that, on the advice of counsel, is legally required to be disclosed and, upon the Company’s request, use its reasonable best efforts, at the Company’s sole expense, to obtain assurances that confidential treatment will be accorded to such information, and shall (to the extent permissible under applicable law or the terms of such demand or request) provide the Company with the text of the proposed disclosure as reasonably far in advance of its disclosure as is practicable and shall in good faith consult with and consider the suggestions of the Company concerning the nature and scope of the information it proposes to disclose. Notwithstanding anything to the contrary contained herein, the Company and the Investors or any Representative thereof may disclose this Agreement in connection with the enforcement of any terms of this Agreement.

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(c) Securities Law Restrictions. Each Investor hereby acknowledges that it understands that: (a) the Confidential Information may contain or constitute material non-public information concerning the Company and its Affiliates; (b) the requirements of Regulation FD promulgated by the U.S. Securities and Exchange Commission constitutes one of several reasons that the Confidential Information must be kept in confidence; and (c) trading in the Company’s securities while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the Investors to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Nothing herein shall constitute an admission by a Party that any Confidential Information in fact contains material non-public information concerning the Company. The Company shall provide the Investors with at least two (2) business days’ advance written notice when the trading window under the Company’s insider trading policy is open or closed, or when a trading blackout period has begun or ended, and directors or officers of the Company are permitted (or prohibited) to trade in securities of the Company. Notwithstanding anything to the contrary contained in this Agreement but subject to this Section 2(c), nothing contained in this Agreement shall prevent or limit the Investors from purchasing or selling or otherwise trading (or offering to do so) securities of the Company (and the Investors are hereby expressly permitted to purchase, sell or otherwise trade (or offer to do so) securities of the Company) during each trading window, subject to the terms of the Cooperation Agreement and applicable law.

3. Accuracy of Confidential Information; No Representations or Warranties. The Investors acknowledge and agrees that no representation or warranty, express or implied, is made by the Company, or any of its respective Representatives, as to the accuracy or completeness of the Confidential Information. Neither the Company nor any of its Representatives shall have any liability to the Investors or any of their Representatives on account of the use of any Confidential Information by the Investors or any of their Representatives or any inaccuracy therein or omission therefrom. This Agreement shall not create any obligation on the part of the Company or its Representatives to provide the Investors or their Representatives with any Confidential Information, or update or correct any previously provided Confidential Information, nor shall it entitle the Investors or its Representatives (other than any such New Director in his or her capacity as a director of the Company) to participate in any meeting of the Board or any committee thereof.

4. Return and Destruction of Confidential Information. Upon the Company’s written demand (email being sufficient) following the termination of this Agreement in accordance with its terms, the Investors shall promptly (and in no event later than five business days after such request) at the Investors’ option, either (x) return or cause to be returned to the Company, or (y) erase or destroy all copies of all Primary Information in the possession or control of the Investors or their Representatives (and certify to the Company such erasure or

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destruction). Notwithstanding anything to the contrary contained herein, the Investors and their Representatives shall: (a) be permitted to retain copies of Confidential Information if such retention is required by law or regulation, (b) not be required to destroy copies of Confidential Information maintained in accordance with pre-existing, bona fide institutional policies concerning the archiving of stored information; and (c) not be required to return or destroy Confidential Information that has been recorded as a result of automatic electronic archiving and back-up procedures; provided, that, such Investor’s obligations hereunder to maintain the confidentiality of such retained Confidential Information shall survive the termination of this Agreement.

5. Remedies. Each Party agrees that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by the Investors or any of their Representatives, and that in addition to all other remedies that the Company may have, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The provisions hereof shall be in addition to, and shall not relieve any New Director from, any fiduciary duties to the Company and its stockholders that a New Director may have under applicable law.

6. Miscellaneous.

(a) Entire Agreement; Amendments. This Agreement and the Cooperation Agreement contain the sole and entire agreement of the Parties with respect to confidential information. This Agreement may only be amended pursuant to a written agreement executed by each Party.

(b) No Waiver of Privilege. To the extent that any Confidential Information includes materials subject to the attorney-client privilege, the Company is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Confidential Information (including Confidential Information related to pending or threatened litigation) to the Investors or any of their Representatives.

(c) Term. Except as otherwise set forth in the proviso to the last sentence in Section 4, this Agreement and the obligations and restrictions hereunder shall terminate with respect to the Investors on the date that is 12 months after the earlier of (i) the expiration or termination of the Cooperation Period under the Cooperation Agreement, and (ii) the first date on which none of the Investors beneficially own any common stock issued by the Company.

(d) No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.

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(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(f) Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. Such communications must be sent to the respective Parties at the addresses set out in the Cooperation Agreement (or to such other address that may be designated by a Party from time to time in accordance with this Section 6(f)).

(g) Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Investors in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(h) Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the non-assigning Party. Any purported assignment without such consent shall be void and unenforceable.

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(i) Joint Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(j) Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Agreement and returning one signed copy to me, whereupon this Agreement shall constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,

SYLVAMO CORPORATION, a Delaware corporation

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

ATLAS FRM LLC

By:
Name:
Title:

ACR GROUP PAPER HOLDINGS LP

By:	Atlas Capital GP IV LP, its general partner

By:	Atlas Capital Resources GP IV LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL GP IV LP

By:	Atlas Capital Resources GP IV LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL RESOURCES GP IV LLC

By:
Name:
Title:

LAPETUS CAPITAL III LLC

By:
Name:
Title:

ATLAS CAPITAL RESOURCES III LP

By:	Atlas Capital GP III LP, its general partner

By:	Atlas Capital Resources GP III LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL GP III LP

By:	Atlas Capital Resources GP III LLC, its general partner

By:
Name:
Title:

ATLAS CAPITAL RESOURCES GP III LLC

By:
Name:
Title: